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                                                                    EXHIBIT 99.2

INSTRUCTIONS FOR VOTING YOUR PROXY

XOMA Corporation is now offering stockholders of record three alternative ways of voting your proxies:

 . By telephone (using a touch-tone telephone)

 . Through the Internet (using a browser)

* By Mail  (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card.

We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

[TELEPHONE VOTING] Available only until 8:00 p.m. Eastern time on December 28, 1998

     . This method of voting is available for residents of the U.S. and Canada

     . On a touch tone telephone, call TOLL FREE 1-800-786-4881, 24 hours a day, 7 days a week

     . You will be asked to enter only the Control Number shown below

     . Have your proxy card ready, then follow these instructions:

     OPTION 1: To vote as the Board of Directors recommends, press 1

     OPTION 2: To vote against, press 2

     OPTION 3: To abstain, press 3

     . Your vote will be confirmed as you directed

[INTERNET VOTING]  Available only until 8:00 p.m. Eastern time on December 28,
                   1998

     . Visit our Internet voting website at http://cybervote.georgeson.com

     . Enter the Company Number AND Control Number shown below and follow the instructions on your screen

     . You will incur only your usual Internet charge.

[VOTING BY MAIL]

     . Simply mark, sign and date your proxy card and return it in the postage-paid envelope.

     . If you vote by telephone or the Internet, please do not mail your proxy card.

                      [COMPANY NUMBER]  [CONTROL NUMBER]

                TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
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                             [FORM OF PROXY CARD]

XOMA

                               XOMA CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Special Meeting of Stockholders on December 29, 1998

The undersigned hereby appoints JOHN L. CASTELLO AND PATRICK J. SCANNON, and each of them, with full power of substitution, as the proxy or proxies of the undersigned to vote all shares of Common Stock of XOMA Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders of XOMA Corporation to be held at the offices of XOMA Corporation, 2910 Seventh Street, Berkeley, California on December 29, 1998 at 7:30 a.m. local time, and at any adjournment or postponement thereof, with all powers that the undersigned would have if personally present thereat.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED, OR IF NO DIRECTION IS MADE, FOR PROPOSAL 1 LISTED ON THE REVERSE SIDE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

              (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)
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                             FOLD AND DETACH HERE

                                                                Please mark
                                                                 votes as
                                                                 in this    [X]
                                                                 example


This proxy, when properly executed, will be voted in the manner directed below. If no direction is made, this proxy will be voted "FOR" Proposal 1.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. Proposal to approve (A) the proposed corporate reorganization whereby XOMA Corporation ("XOMA-Delaware") will change its domicile from Delaware to Bermuda pursuant to (i) an Agreement and Plan of Merger, a copy of which is attached as Annex I to the Proxy Statement/Prospectus, pursuant to which XOMA-Delaware will be merged with and into XOMA Arizona, Inc., a newly-formed, wholly-owned subsidiary ("XOMA-Arizona"), and (ii) a Memorandum of Continuance, a copy of which is attached as Annex II to the Proxy Statement/Prospectus, upon the registration of which XOMA-Arizona will become a Bermuda company ("XOMA-Bermuda") through a continuation procedure under Arizona and Bermuda law, and (B) the Bye-Laws of XOMA-Bermuda, a copy of which is attached as Annex III to the Proxy Statement/Prospectus, to be effective upon continuation into Bermuda and any future actions of the Board of Directors of XOMA-Bermuda (including with respect to existing stock option, stock purchase and other employee benefit plans and the conversion of preference shares) deemed necessary or advisable in accordance with either (A) or (B) above or to give effect thereto.

                    FOR [ ]    AGAINST [ ]     ABSTAIN [ ]

Signature(s)                                            Date:
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[IMPORTANT:  Please sign exactly as your name(s) appear(s) hereon. If you are acting as attorney-in-fact, corporate officer of in a fiduciary capacity, please indicate the capacity in which you are signing.]